EXHIBIT 3.1

DEAN HELLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4298

(775) 684-5708

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080157781-39
Filing Date and Time 03/06/2008 2:45 PM
Entity Number E0146042008-1

ARTICLES OF INCORPORATION (PURSUANT TO NRS 78)

Important. Read attached Instructions before completing form.		ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation	Bonanza Goldfields Corp.
2. Resident Agent Name and Street Address: Must be a Nevada Address where express may be shipped	Corporate Creations Network, Inc.
Name
	8275 South Eastern Avenue #200	Las Vegas	Nevada	89123
	Street Address	City		Zip Code

	Optional Mailing Address	City	State	Zip Code
3. Shares
	Number of shares		Number of shares
	with par value: 100,000,000	Par Value: $.0001	without par value:
4. Names & Addrresses of Board of Director/Trustees	1. MOHAMED YASIN SANKAR
Name
	18 Littlewood Crescent	Toronto Ontario	Canada	M9C-4AB
	Street Address	City	State	Zip Code
2. DAVID GARCIA
Name
	18 Littlewood Crescent	Toronto Ontario	Canada	M9C-4AB
	Street Address	City	State	Zip Code
3.
Name

	Street Address	City	State	Zip Code
5. Purpose:	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator	Angela Howard	/s/ A. Howard
	Name	Signature

	11380 Prosperity Farms Rd. #221E	Palm Beach	FL	33410
	Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
3/6/08
	Authorized Signature of R.A. or on behalf of R.A. Company			Date

This form must be accompanied by appropriate fees. See attached fee schedule.